EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 58 to File No. 002-57791; Amendment No. 58 to File No. 811-02715) of Delaware Group State Tax-Free Income Trust and the caption “Other Information” in the February 28, 2011 Annual Report to shareholders incorporated by reference in this Registration Statement.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 24, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 14, 2011, relating to the financial statements and financial highlights which appear in the February 28, 2011 Annual Report to Shareholders of Delaware Tax-Free Pennsylvania Fund (constituting Delaware Group State Tax-Free Income Trust), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 24, 2011